Exhibit 10.29

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) dated as of February 22, 2018 is made by and between Adial Pharmaceuticals, Inc., a Delaware corporation, successor-in-interest to Adial Pharmaceuticals, LLC, a Virginia limited liability company (the “Company”), and FirstFire Global Opportunities Fund LLC, a Delaware limited liability company (“FirstFire”). The Company and FirstFire are collectively referred to herein as the “Parties” or each of them individually as a “Party.”

WHEREAS, FirstFire was issued a senior secured promissory note in the principal amount of $287,500.00 by the Company on May 1, 2017, as amended, (the “Note”), pursuant to the terms of a Securities Purchase Agreement dated as of May 1, 2017 between the Parties (the “SPA”) and secured by a Security Agreement dated May 1, 2017 between the Parties (the “Security Agreement”; and together with the Note and SPA, the “Note Agreements”);

WHEREAS, the Parties desire to settle and discharge all liabilities and obligation of the Parties pursuant to the Note Agreements and otherwise arising prior to this agreement; and

WHEREAS, MVA 151 Investments LLC, a Virginia limited liability company (“MVA”), has entered a Securities Purchase Agreement dated February 22, 2018 pursuant to which the Company issued MVA a promissory note in the principal amount of $150,000.00 (the “MVA Agreements”).

“Affiliates” shall mean any entity controlled by a Party or that controls a Party through an equitable ownership of 50% or more.

NOW THEREFORE, in consideration of the promises and other good and valuable consideration hereinafter recited, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows.

1.	Consideration to FirstFire. The following consideration will be due from the Company to FirstFire.
1.1.	The Company will pay FirstFire $150,000 in cash (the “First Cash Payment”) within (1) business day of the execution of this Agreement.
1.2.	Within three (3) business days of the effective date of the registration statement filed with the Securities and Exchange Commission by the Company with respect to the initial public offering of the Company’s securities (an “IPO”), the Company shall issue to FirstFire the following:
1.2.1.	A warrant to purchase shares of common stock in the Company pursuant to the terms contained in the form attached hereto as Exhibit A (the “Warrant”). At issuance of the Warrant, the number of Warrant Shares (as defined in the Warrant) purchasable under the Warrant shall be equal to $325,000 divided by the price per share issued under the IPO (the “IPO Price”) and the Exercise Price (as defined in the Warrant) shall be equal to IPO Price; and
1.2.2.	The number of shares of Common Stock equal to the quotient of $50,000 divided by the IPO Price (the “Shares”).

1.3.	The Company will pay FirstFire $100,000.00 (the “Additional Cash Payment”) as follows:
1.3.1.	At any time that the Company makes any cash payment to MVA pursuant to the MVA Agreements, the Company will pay FirstFirst at the same time as it makes a payment to MVA the same amount that is being paid to MVA until a maximum of $100,000 has been paid to FirstFire; OR
1.3.2.	In full within one (1) business day of the closing of a financing of $2,000,000.00 or more, in aggregate (deducting any amounts already paid pursuant to Subsection 1.3.1. so that a total of $100,000.00 will have been paid).
1.4.	If (i) FirstFire does not receive the First Cash Payment within (1) business day of the execution of this Agreement, (ii) FirstFire does not receive the Warrant signed by the Company within three (3) business days of the date of effectiveness of the registration statement filed with the Securities And Exchange Commission by the Company with respect to the IPO, (iii) FirstFire does not receive the Shares within three (3) business days of the effective date of the registration statement filed with the Securities And Exchange Commission by the Company with respect to the IPO, and/or (iv) FirstFire does not receive the Additional Cash Payment at the same time as MVA, then this Agreement shall be null and void, and of no further force or effect, at the sole option of FirstFire.

2.	FirstFire Release. In consideration for the promises set forth herein FirstFire agrees to and hereby does, for itself and for its Affiliates, officers, directors and agents in their representative capacities, as well as its and their successors and assigns (the “FirstFire Parties”), forever and irrevocably fully release and discharge Adial and all present and former officers, directors, employees, agents, attorneys, predecessors, successors, assigns, benefit plans, Affiliates, and representatives thereof (the “Adial Parties”), from the subject matter of the Note Agreements and any and all other grievances, liens, suits, judgments, claims, demands, debts, defenses, actions or causes of action, obligations, damages, and liabilities whatsoever, which it now has, has had, or may have against them, whether the same be known or unknown, accrued or unaccrued, at law, in equity, or mixed, arising from acts occurring through the date hereof; provided however, that FirstFire may take action to enforce this Settlement Agreement.

3.	Adial Release. In consideration for the promises set forth herein, Adial agrees to and hereby does, for itself and for the Adial Parties, forever and irrevocably fully release and discharge the FirstFire Parties from the subject matter of the Note Agreements and any and all other grievances, liens, suits, judgments, claims, demands, debts, defenses, actions or causes of action, obligations, damages, and liabilities whatsoever, which it now has, has had, or may have against them, whether the same be known or unknown, accrued or unaccrued, at law, in equity, or mixed, arising from acts occurring through the date hereof; provided however, that Adial may take action to enforce this Settlement Agreement.

4.	Lock-up Agreement. FirstFire hereby agrees not to sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by FirstFire during the 180-day period following the effective date of the registration statement for the IPO (the “Lock-Up Period”); provided, that substantially all officers, directors and 5% holders, of the Company’s voting securities, as well as MVA, are bound by the same or a substantially similar requirement during the Lock-Up Period. Except with respect to MVA, the obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each certificate with a legend as substantially set forth below with respect to the shares of Common Stock subject to the foregoing restriction until the end of such 180-day period. To effect the above, FirstFire agrees to execute a market stand-off agreement with the underwriters in the IPO offering in customary form consistent with the provisions of this Section 3.

5.	FirstFire Assistance. Upon FirstFire’s receipt of all of the consideration described in this Agreement, including but not limited to Section 1 herein, FirstFire will execute and deliver to the Company any and all certifications or other documents as reasonably requested to allow the Company to release, terminate, or extinguish any liabilities or liens, including, but not limited to the extinguishment of filings under the Uniform Commercial Code, arising from the business dealings of the Parties prior to the date hereof, including, but not limited to the any liabilities or liens resulting from the Note Agreements.

6.	The laws of the State of Nevada (without giving effect to its conflict of laws principles) govern all matters arising out of this Agreement. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements relating thereto, including, without limitation, the Note Agreements. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any action brought hereunder shall only be brought in the state and/or federal courts located in New York, NY.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and effective as of the date first written above.

FirstFire Global Opportunities Fund LLC		ADIAL PHARMACEUTICALS, INC.

By FirstFire Capital Management LLC, its manager

By:	/s/ Eli Fireman	By:	/s/ William Stilley
	Eli Fireman		William Stilley
Chief Executive Officer

EXHIBIT A

Form of Warrant

Reference is made to Exhibit 4.5 to the Registration Statement of Form S-1 (File Number 333-220368) of the Company, which is incorporated by reference.